Exhibit 4.1

Execution Version

SECOND AMENDMENT TO SECOND AMENDED AND RESTATED MULTICURRENCY PRIVATE SHELF AGREEMENT

This SECOND AMENDMENT TO SECOND AMENDED AND RESTATED MULTICURRENCY PRIVATE SHELF AGREEMENT, dated as of March 5, 2021 (this “Amendment”), is among Henry Schein, Inc., a Delaware corporation (the “Company”), PGIM, Inc., a New Jersey corporation (“Prudential”), and the other financial institutions and other entities party hereto (the “Holders”) that constitute each of the holders of the Notes outstanding as of the date hereof (such Notes, the “Existing Notes”, and as amended and restated by this Amendment, and as may be further amended, restated, modified or replaced from time to time, together with any notes issued in substitution therefor pursuant to Section 13 of the Note Facility (as defined below), collectively, the “Notes”).

W I T N E S S E T H

WHEREAS, reference is made to that certain $500,000,000 Second Amended and Restated Multicurrency Private Shelf Agreement, dated as of June 29, 2018, by and among the Company, Prudential and each Holder party thereto (as amended by that certain First Amendment, dated as of June 23, 2020, and as may be further amended, restated, modified or supplemented from time to time, the “Note Facility”);

WHEREAS, the Company has requested that the Note Facility be amended by this Amendment in order to, among other things, effect certain changes to the covenant set forth in Section 10.9 of the Note Facility;

WHEREAS, the Company, Prudential and the Holders are willing to enter into such amendments subject and pursuant to the terms and conditions of this Amendment;

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto agree as follows:

SECTION 1. Defined Terms. Unless otherwise defined herein, capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Note Facility.

SECTION 2. Amendments to the Note Facility. Effective as of the Second Amendment Effective Date, the Note Facility is hereby amended as follows:

(a) The first sentence of Subsection 1.4 of the Note Facility is hereby amended and restated in its entirety as follows:

“The Company may, from time to time, authorize the issue of its senior promissory notes (the “Shelf Notes”, such term to include any such notes issued in substitution thereof pursuant to Section 13) in an aggregate principal amount not to exceed $500,000,000 (or the Dollar Equivalent in other Available Currencies), to be dated the date of issue thereof, to mature, in the case of each Shelf Note so issued, no more than 15.5 years after the date of original issuance thereof, to have an average life, in the case of each Shelf Note so issued, of no more than 15.5 years after the date of original issuance thereof, to bear interest on the unpaid balance thereof from the date thereof at the rate per annum, and to have such other particular terms, as shall be set forth, in the case of each Shelf Note so issued, in the Confirmation of Acceptance with respect to such Note delivered pursuant to Section 2.5, to be substantially in the form of Exhibit 1.4 attached hereto.”

(b) Subsection 7.2(a) of the Note Facility is hereby amended and restated in its entirety as follows:

“(a) Covenant Compliance – (i) the information required in order to establish whether the Company was in compliance with the requirements of Section 10.9 (including reasonably detailed calculations), (ii) a certification by such Senior Financial Officer (A) that the Company was in compliance with the requirements of Section 10.5(o), Section 10.6(a) and (b)(vi) and Section 10.7(g)(iii) during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, if requested, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence), (B) as to whether any Subsidiary that is not a Guarantor has executed any Guaranty with respect to any Principal Credit Facility during the relevant period, and (C) that such financial statements have been prepared in accordance with GAAP (subject in the case of subsection 7.1(b) to normal, recurring, year-end adjustments and except for the absence of GAAP notes thereto) and (iii) a reconciliation of the treatment of leases in the financial statements accompanying such Officer’s Certificate with the treatment of leases under GAAP as in effect on the date hereof, in form and substance reasonably satisfactory to the Required Holders; and”

(c) Subsection 10.9 of the Note Facility is hereby amended and restated in its entirety as follows:

“10.9 Leverage Ratio.

The Company will not permit the Consolidated Leverage Ratio to exceed 3.25 to 1.00 for the four fiscal quarters of the Company then last ended (in each case taken as one accounting period) as of the last day of each fiscal quarter; provided that, to the extent the Company consummates an acquisition permitted by this Agreement for aggregate cash consideration exceeding $150,000,000 (each, a “Material Acquisition”), the Company may elect, upon written notice to Prudential and each holder of a Note that is an Institutional Investor, which notice shall be provided no later than the last Business Day of the fiscal quarter in which the relevant Material Acquisition is consummated, to increase the maximum Consolidated Leverage Ratio permitted by this Section 10.9 to 3.75 to 1.00 for the fiscal quarter in which such Material Acquisition is consummated and the three consecutive fiscal quarters of the Company following such Material Acquisition (each, a “Four Quarter Period”) (retroactive to the first day of such Four Quarter Period), and the interest rate applicable to the Notes shall increase by 0.50% per annum during the period from (and retroactive to) the first day of such Four Quarter Period until the earlier of (i) the last day of such fiscal quarter at the end of which the Consolidated Leverage Ratio for the four fiscal quarters of the Company then ended did not exceed 3.25 to 1.00 (retroactive to such date) and (ii) the last day of such Four Quarter Period (each, a “Covenant Reset

Date”) (such increase, the “Acquisition Spike”); provided further that, the maximum Consolidated Leverage Ratio may be increased to 3.75 to 1.00 for a Four Quarter Period in connection with a Material Acquisition no more than three times after the Original Closing Date. For the avoidance of doubt, the Consolidated Leverage Ratio may not exceed 3.25 to 1.00 for the four fiscal quarters of the Company then last ended (in each case taken as one accounting period) as of the last day of each fiscal quarter that ends after a Covenant Reset Date during a Four Quarter Period. If the Consolidated Leverage Ratio is increased for a Four Quarter Period pursuant to the preceding sentence, no corresponding increase in the Consolidated Leverage Ratio with respect to a subsequent Material Acquisition may occur until the completion of at least one full fiscal quarter following the last day of such Four Quarter Period. If an interest payment on any Notes is due after the last day of any fiscal quarter of the Company, but before the Consolidated Leverage Ratio as of such last day has been calculated, then the Company shall pay an amount calculated as if the interest rate in effect on such last day had continued thereafter. If such calculation shows that there was a change in the interest rate on the Notes effective as of the first day following such last day, then the amount of interest payable by the Company on the next succeeding interest payment date in respect of such Notes shall be increased or decreased, as applicable, to the extent necessary to reflect the interest rate that should have been taken into account as of such first following day.”

(d) Section 10 of the Note Facility is hereby amended by deleting Subsection 10.11.

(e) Schedule B of the Note Facility is hereby amended by deleting the following definitions: “Additional Interest,” “Cash Equivalents,” “Consolidated Net Debt,” “Consolidated Net Leverage Ratio,” “Cost Savings,” “Designated Charges,” “Leverage Spike,” “Leverage Spike Period,” “Moody’s,” “Pro Forma Cost Savings,” “Restricted Payment,” “Restructuring Expenses,” “S&P,” and “Unrestricted Cash.”

(f) The definition of “Consolidated EBITDA” in Schedule B of the Note Facility is hereby amended and restated in its entirety as follows:

“Consolidated EBITDA” means, for any period, Consolidated Operating Income plus, without duplication, (a) Consolidated Interest Income, (b) depreciation, (c) amortization, (d) all non-cash charges, (e) to the extent deducted in computing Consolidated Operating Income, stock-based compensation of the Company and its Subsidiaries, (f) all non-recurring, unusual or extraordinary charges, costs and expenses, and (g) restructuring, consolidation, transaction, integration or other similar charges and expenses; provided that the aggregate amount under this clause (g) for any applicable period shall not exceed 10% of Consolidated EBITDA for such period, in each case, determined on a consolidated basis in accordance with GAAP and as calculated consistent with the manner disclosed by the Company in its Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

(g) Exhibits 1.3(a), 1.3(b), 1.3(c), 1.3(d), 1.3(e), 1.3(f), 1.4 and 9.8 of the Note Facility are hereby amended to delete the reference to “Additional Interest” therein, and to insert in lieu thereof “Acquisition Spike”.

SECTION 3. Amendment and Restatement of Existing Notes. Subject to the satisfaction of the conditions precedent set forth in Section 5 hereof, the Existing Notes are hereby, automatically and without any further action, amended and restated in their entirety to delete the reference to “Additional Interest” therein and to reflect in lieu thereof “Acquisition Spike”. The parties hereto hereby acknowledge and agree that the amendments to the Existing Notes set forth herein could have been effected through an agreement or instrument of amendment, and for convenience, the parties hereto have agreed to restate the terms and provisions of the Existing Notes, as amended hereby, pursuant to this Section 3. At the request of any Holder, the Company shall execute and deliver a new Note or Notes in the form of the relevant Exhibit (as amended by this Amendment) to the Note Facility, in exchange for, and in replacement of, each Holder’s Existing Note, within five Business Days of such request, registered in the name of such Holder, in the aggregate outstanding principal amount of such Existing Note and dated as of the last interest payment date of such Existing Note. Any Notes issued on or after the Second Amendment Effective Date shall be in the form of the relevant Exhibit to the Note Facility, as amended by this Amendment. The parties hereto specifically agree and confirm that the transactions effected hereby and by the Notes shall in no way evidence a new debt of the Company or a novation of the Existing Notes, but rather that all outstanding debt of the Company in respect of the Existing Notes is continued in full force and effect on the terms and conditions set forth in the Note Facility and the Notes (in each case as modified by this Amendment). All outstanding amounts owing by the Company in respect of the Existing Notes shall continue to be owing under the Note Facility and the Notes (without any further action required on the part of any Person), and shall be payable in accordance with the Note Facility and the Notes (in each case as modified by this Amendment).

SECTION 4. Representations and Warranties. To induce Prudential and the Holders to enter into this Amendment, the Company hereby represents and warrants to Prudential and the Holders that, both before (except with respect to Section 4(c) below) and after giving effect to this Amendment:

(a) The execution, delivery and performance by the Company of this Amendment (i) are within the Company’s requisite corporate or other applicable power and authority; (ii) have been duly authorized by all necessary corporate action; (iii) will not violate any Requirement of Law or Contractual Obligation of the Company or any if its Subsidiaries, except for such violations of Contractual Obligations which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; (iv) will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; and (v) will not require any consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person with respect to the Company or any of its Restricted Subsidiaries except for such consents, authorizations, filings, notices or other acts relating to such other Person which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect;

(b) This Amendment has been duly executed and delivered on behalf of the Company. This Amendment constitutes and, upon execution and delivery thereof, will constitute, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing; and

(c) Immediately before and after giving effect to this Amendment, the representations and warranties contained in the Note Facility (except with respect to Section 5.8 of the Note Facility, as disclosed in the Company’s Quarterly Report on Form 10-Q or in the Company’s Annual Report on Form 10-K, in each case, most recently filed with the Securities and Exchange Commission) and the other Financing Documents are true and correct in all material respects as of the Second Amendment Effective Date except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date.

(d) This Amendment and the documents, certificates or other writings delivered to the Holders by or on behalf of the Company in connection with the amendments set forth herein, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the other documents, certificates or other writings delivered to Prudential or the Holders by or on behalf of the Company in connection with the amendments set forth herein.

(e) No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Amendment.

(f) No event has occurred and no condition exists that, either before or after giving effect to this Amendment, constitutes or would constitute a Default or an Event of Default.

(g) The Company has not paid, nor has it agreed to pay, any fees or other compensation in connection with the amendments described in clauses (b) and (c) of Section 5 below.

SECTION 5. Conditions to Effectiveness. The amendments set forth in Section 2 of this Amendment and the amendment and restatement of the Existing Notes set forth in Section 3 of this Amendment shall become effective on the first date on which the following conditions precedent have been satisfied or waived (the first date on which such conditions shall have been so satisfied or waived, the “Second Amendment Effective Date”):

(a) The Company, Prudential and the Holders shall have executed and delivered a counterpart of this Amendment.

(b) Prudential shall have received a fully executed copy of an amendment agreement to the New York Life Shelf Agreement, dated as of the date hereof (the “New York Life Amendment”), by and among the Company, NYL Investors LLC and the other holders of notes party thereto, in form and substance satisfactory to the Required Holders.

(c) Prudential shall have received a fully executed copy of an amendment agreement to the MetLife Shelf Agreement, dated as of the date hereof (the “MetLife Amendment”), by and among the Company, Metropolitan Life Insurance Company and MetLife Investment Advisors Company, LLC and the other holders of notes party thereto, in form and substance satisfactory to the Required Holders.

(d) The 364-Day Credit Facility shall have been terminated, and the Company shall have provided evidence thereof in form and substance satisfactory to the Required Holders.

(e) Prudential and the Holders shall have received a certificate signed by a Responsible Officer of the Company certifying that the conditions specified in clauses (f) and (g) of this Section 5 have been satisfied as of the Second Amendment Effective Date.

(f) Each of the representations and warranties set forth in Section 4 above shall be true and correct in all material respects on and as of the Second Amendment Effective Date as if made on and as of such date (or, if any such representation and warranty is expressly stated to have been made as of a specific date, as of such specific date).

(g) No Default or Event of Default shall have occurred and be continuing on and as of the Second Amendment Effective Date or immediately after giving effect to this Amendment.

(h) The Company shall have paid the reasonable fees and disbursements of the Holders’ special counsel in accordance with Section 7 below.

SECTION 6. Effects on Note Facility. This Amendment shall be construed in connection with and as a part of the Note Facility and, except as specifically amended herein, the Note Facility shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Amendment may refer to the Note Facility without making specific reference to this Amendment, but nevertheless all such references shall include this Amendment unless the context otherwise requires.

SECTION 7. Expenses. Without prejudice to the provisions of Section 15 (Expenses, Etc.) of the Note Facility, whether or not the amendments set forth herein become effective, the Company agrees to pay or reimburse Prudential and the Holders for all of their reasonable and invoiced out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of this Amendment and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonble and documented fees and disbursements of Akin Gump Strauss Hauer & Feld LLP, counsel to Prudential and the Holders.

SECTION 8. GOVERNING LAW; WAIVER OF JURY TRIAL. THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD PERMIT THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE. EACH PARTY HERETO HEREBY AGREES AS SET FORTH FURTHER IN SECTION 22.8 OF THE NOTE FACILITY AS IF SUCH SECTION WAS SET FORTH IN FULL HEREIN.

SECTION 9. No Novation. This Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the Note Facility or an accord and satisfaction in regard thereto

SECTION 10. Financing Document. This Amendment shall constitute a “Financing Document” for all purposes of the Note Facility and the other Financing Documents.

SECTION 11. Amendments; Execution in Counterparts; Electronic Execution. This Amendment shall not constitute an amendment of any other provision of the Note Facility not referred to herein and shall not be construed as a waiver or consent to any further or future action on the part of the Company that would require a waiver or consent of the Holders or Prudential. Except as expressly amended hereby, the provisions of the Note Facility are and shall remain in full force and effect. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, including by means of facsimile or electronic transmission, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

Delivery of an executed counterpart of a signature page of this Amendment by telecopy, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record (each an “Electronic Signature”), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require Prudential or the Holders to accept Electronic Signatures in any form or format without their prior written consent. Without limiting the generality of the foregoing, each party hereto hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Prudential, the Company and the other parties hereto, electronic images of this Amendment or any other Financing Documents (in each case, including with respect to any signature pages thereto) shall have the same legal effect, validity and enforceability as any paper original, and (ii) waives any argument, defense or right to contest the validity or enforceability of this Amendment or any of the other Financing Documents based solely on the lack of paper original copies of this Amendment or any other Financing Documents, including with respect to any signature pages hereto or thereto.

SECTION 12. Successors and Assigns. All covenants and other agreements contained in this Amendment by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

SECTION 13. Severability. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

HENRY SCHEIN, INC., as the Company

by
/s/ Michael Amondio
	Name:	Michael Amodio
	Title:	Vice President and Treasurer

[Signature Page to Second Amendment to Second A&R Master Facility Note (Prudential)]

PGIM, Inc.

by
/s/ Kamau Hixon
	Name:	Kamau Hixon
	Title:	Vice President

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

by
/s/ Kamau Hixon
	Name:	Kamau Hixon
	Title:	Second Vice President

THE GIBRALTAR LIFE INSURANCE CO., LTD

By: Prudential Investment Management Japan Co., Ltd., as Investment Manager

By: PGIM, Inc. (as Sub-Adviser)

by
/s/ Kamau Hixon
	Name:	Kamau Hixon
	Title:	Vice President

PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY

By: PGIM, Inc., as investment manager

by
/s/ Kamau Hixon
	Name:	Kamau Hixon
	Title:	Vice President

[Signature Page to Second Amendment to Second A&R Master Facility Note (Prudential)]

PRUDENTIAL ARIZONA REINSURANCE UNIVERSAL COMPANY

By: PGIM, Inc., as investment manager

by
/s/ Kamau Hixon
	Name:	Kamau Hixon
	Title:	Vice President

THE PRUDENTIAL LIFE INSURANCE COMPANY, LTD.

By: Prudential Investment Management Japan Co., Ltd., as Investment Manager

By: PGIM, Inc. (as Sub-Adviser)

by
/s/ Kamau Hixon
	Name:	Kamau Hixon
	Title:	Vice President

PRUDENTIAL ARIZONA REINSURANCE TERM COMPANY

By: PGIM, Inc., as investment manager

by
/s/ Kamau Hixon
	Name:	Kamau Hixon
	Title:	Vice President

[Signature Page to Second Amendment to Second A&R Master Facility Note (Prudential)]

BCBSM, INC. DBA BLUE CROSS AND BLUE SHIELD OF MINNESOTA

By: PGIM Private Placement Investors, L.P. (as Investment Advisor)

By: PGIM Private Placement Investors, Inc. (as its General Partner)

by
/s/ Kamau Hixon
	Name:	Kamau Hixon
	Title:	Vice President

FARMERS NEW WORLD LIFE INSURANCE COMPANY

By: PGIM Private Placement Investors, L.P. (as Investment Advisor)

By: PGIM Private Placement Investors, Inc. (as its General Partner)

by
/s/ Kamau Hixon
	Name:	Kamau Hixon
	Title:	Vice President

MEDICA HEALTH PLANS

By: PGIM Private Placement Investors, L.P. (as Investment Advisor)

By: PGIM Private Placement Investors, Inc. (as its General Partner)

by
/s/ Kamau Hixon
	Name:	Kamau Hixon
	Title:	Vice President

[Signature Page to Second Amendment to Second A&R Master Facility Note (Prudential)]

THE INDEPENDENT ORDER OF FORESTERS

By: PGIM Private Placement Investors, L.P. (as Investment Advisor)

By: PGIM Private Placement Investors, Inc. (as its General Partner)

by
/s/ Kamau Hixon
	Name:	Kamau Hixon
	Title:	Vice President

FARMERS INSURANCE EXCHANGE

By: PGIM Private Placement Investors, L.P. (as Investment Advisor)

By: PGIM Private Placement Investors, Inc. (as its General Partner)

by
/s/ Kamau Hixon
	Name:	Kamau Hixon
	Title:	Vice President

MID CENTURY INSURANCE COMPANY

By: PGIM Private Placement Investors, L.P. (as Investment Advisor)

By: PGIM Private Placement Investors, Inc. (as its General Partner)

by
/s/ Kamau Hixon
	Name:	Kamau Hixon
	Title:	Vice President

[Signature Page to Second Amendment to Second A&R Master Facility Note (Prudential)]

PHYSICIANS MUTUAL INSURANCE COMPANY

By: PGIM Private Placement Investors, L.P. (as Investment Advisor)

By: PGIM Private Placement Investors, Inc. (as its General Partner)

by
/s/ Kamau Hixon
	Name:	Kamau Hixon
	Title:	Vice President

ZURICH AMERICAN INSURANCE COMPANY

By: PGIM Private Placement Investors, L.P. (as Investment Advisor)

By: PGIM Private Placement Investors, Inc. (as its General Partner)

by
/s/ Kamau Hixon
	Name:	Kamau Hixon
	Title:	Vice President

[Signature Page to Second Amendment to Second A&R Master Facility Note (Prudential)]